February 27, 1996




Securities & Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549


RE:   Form N-SAR

Gentlemen:

Pursuant to Section 30(a) of the Investment Company Act of 1940 and Rule 30a-1, please find Franklin Government Securities Trust Form N-SAR as of December 31, 1995.

The $125 filing fee was remitted to the U.S. Treasury designated lockbox depository at the Mellon Bank in Pennsylvania.

Should you have any questions, please call me at (415) 312-2050
Thank you.


Sincerely,

FRANKLIN INVESTORS SECURITIES TRUST




S\Laura Fergerson
Fund Accounting Manager